Exhibit 5

                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE


                               September 25, 1996


   Superior Services, Inc.
   10150 West National Avenue
   Suite 350
   West Allis, Wisconsin  53227

   Gentlemen:

             We have acted as counsel for Superior Services, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,602,352 shares of the Company's common stock, $0.01 par value (the "Common Stock"), which may be issued pursuant to the Superior Services, Inc. 1996 Equity Incentive Plan, the Superior Services, Inc. 1993 Incentive Stock Option Plan and various individual stock option, employment and other agreements (collectively, "Option Documents").

             We have examined: (i) the Option Documents; (ii) the
   Registration Statement; (iii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Option Documents; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The Common Stock, when issued and paid for in the manner set forth in the Option Documents, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six (6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

             We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,

                                      /s/ FOLEY & LARDNER
                                      FOLEY & LARDNER